Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement of Altria Group, Inc. on Form S-14 (File No. 2-96149) and in Altria Group, Inc.’s Registration Statements on Form S-3 (File No. 333-35143) and Forms S-8 (File Nos. 333-28631, 33-10218, 33-13210, 33-14561, 33-40110, 33-48781, 33-59109, 333-43478, 333-43484, 333-128494, 333-139523, 333-148070 and 333-148071), of our report dated January 28, 2008, except for Notes 19 and 21 which are as of February 4, 2008, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Altria Group, Inc., which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 28, 2008, except for Notes 19 and 21 which are as of February 4, 2008, relating to the financial statement schedule, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

New York, New York

February 28, 2008